CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of RCN Corporation on Form S3 (No. 333-48797) and the related Prospectus, of our report dated March 8, 1999, except Note 20, as to which the date is March 18, 1999, on our audits of the consolidated financial statements of RCN Corporation as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996. We also consent to the reference to our Firm under the caption "Experts."


/s/ PricewaterhouseCoopers LLP
------------------------------
    PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
May 24, 1999